Exhibit 99.2
PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF AUGUST 31, 2002
(in millions, except share amounts)

August, 2002
ASSETS
Current Assets
Cash and cash equivalents	$ 4,104
Accounts receivable:
Customers (net of allowance for doubtful accounts of $51 million)	1,939
Related parties	31
Regulatory balancing accounts	174
Inventories:
Gas stored underground and fuel oil	179
Materials and supplies	123
Prepaid expenses and other	58
Total current assets	6,608

Property, Plant, and Equipment
Electric	18,663
Gas	7,950
Construction work in progress	410
Total property, plant, and equipment (at original cost)	27,023
Accumulated depreciation and decommissioning	(13,263)
Net property, plant, and equipment	13,760

Other Noncurrent Assets
Regulatory assets	2,100
Nuclear decommissioning trust funds	1,294
Other	1,814
Total noncurrent assets	5,208
TOTAL ASSETS	$ 25,576

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 713
Related parties	91
Regulatory Balancing Accounts	305
Other	212
Accrued taxes	1,184
Rate reduction bonds	1,533
QUID's	-
Deferred income taxes	920
Deferred tax credits	147
Pre-petition secured debt	3,072
Pre-petition liabilities	3,793
Pre-petition financing debt	5,694
Other liabilities	3,422
Total liabilities	21,086

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	489
Total stockholders' equity	4,353

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,576

_______________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF AUGUST 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED AUGUST 31, 2002
AND THE SEVENTEEN MONTHS ENDED AUGUST 31, 2002
(in millions)
		Case to date
	Month	seventeen months
	ended	ended
	August 31, 2002	August 31, 2002
OPERATING REVENUES	$ 1,056	$ 15,258

OPERATING EXPENSES:
Cost of Electric Energy	171	1,185
Cost of Gas	35	1,539
Operating and Maintenance	342	3,941
Depreciation, Decommissioning, and Amortization	107	1,437
Total Operating Expenses	655	8,102

OPERATING INCOME (LOSS)	401	7,156

Interest Income (Expense)	(69)	(1,304)
Professional Fees	(4)	(40)
Other Income and (Expense)	1	(10)

PRE-TAX INCOME (LOSS)	329	5,802

Income Taxes	134	2,267

EARNINGS (LOSS)	195	3,535

Preferred Dividend Requirement	2	35

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 193	$ 3,500

________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED AUGUST 31, 2002
AND THE SEVENTEEN MONTHS ENDED AUGUST 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of August 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded was the product of the estimated amount of power purchased by the DWR on behalf of retail customers during the current month and the rate of approximately 9 cents per kilowatt hour.  The estimated amount recorded is subject to revision and actual results could differ materially from the information provided in this statement.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the seventeen month period ended August 31, 2002. The bankruptcy petition date is April 6, 2001.